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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Lehman Brothers Holdings Inc. (Form S-8, File No. 33-53923), pertaining to the Lehman Brothers Holdings Inc. Tax Deferred Savings Plan (the "Plan"), of our report dated May 12, 1999, with respect to the financial statements and supplemental schedules of the Plan included in the Plan's Annual Report (Form 11-K) for the year ended December 30, 1998.


                                                           /s/ Ernst & Young LLP


New York, New York
June 29, 1999